Exhibit 99.1

Intellia Therapeutics Announces Third Quarter 2026 Financial Results
and Business Updates

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On track to complete lonvo-z commercial readiness efforts in advance of March 10, 2027 PDUFA date
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New lonvo-z patient perspectives and Phase 1/2 durability data to be included in investor webcast and multiple presentations next week at ACAAI 2026
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Completed enrollment in MAGNITUDE-2 Phase 3 clinical trial in ATTRv-PN; advanced enrollment in MAGNITUDE in ATTR-CM
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Existing cash resources expected to fund operations at least into 2028 and well beyond lonvo-z’s anticipated commercial launch, with recent term loan facility providing additional financial flexibility

CAMBRIDGE, Mass., November 5, 2026 – Intellia Therapeutics, Inc. (Nasdaq: NTLA), a leading biopharmaceutical company focused on revolutionizing medicine leveraging CRISPR gene editing and other core technologies, today reported business updates and financial results for the third quarter ended September 30, 2026.

“This is a defining period for Intellia as we advance our late-stage pipeline and prepare for a transformative year ahead,” said John Leonard, M.D., Intellia President and Chief Executive Officer. “We have assembled the teams and capabilities needed to support a successful launch in HAE while also continuing to advance nex-z’s Phase 3 clinical trials and our pipeline expansion efforts. Looking to 2027, we are working toward a historic milestone: the potential approval of lonvo-z as the world’s first in vivo CRISPR-based therapy. As a one-time treatment, we believe it could transform the HAE treatment paradigm while also delivering significant value to patients, physicians, payers and the overall healthcare system.”

Lonvoguran Ziclumeran (Lonvo-z) for Hereditary Angioedema (HAE)

Designed as a one-time treatment that is administered in an outpatient setting, lonvo-z is an in vivo CRISPR gene editing candidate that is intended to inactivate the kallikrein B1 (KLKB1) gene to permanently lower kallikrein and bradykinin levels and to eliminate HAE attacks and the need for lifelong treatment.

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In September, the U.S. Food and Drug Administration (FDA) accepted the Biologics License Application (BLA) for lonvo-z and granted the BLA Priority Review with a Prescription Drug User Fee Act (PDUFA) target action date of March 10, 2027. Additionally, FDA advised that it is not

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currently planning to hold an advisory committee to discuss the application. If approved, lonvo-z would be the world’s first in vivo CRISPR-based therapy and the only one-time treatment for HAE.
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Intellia significantly advanced its launch readiness in recent months, completing the deployment of its field organization and deepening its engagement with HAE treatment centers and payers in preparation for a planned commercial launch in the first quarter of 2027.

Nexiguran Ziclumeran (Nex-z) for Transthyretin (ATTR) Amyloidosis

Nex-z is an in vivo CRISPR-based therapeutic candidate designed to inactivate the TTR gene in the liver, thereby preventing the production of transthyretin (TTR) protein. Nex-z offers the possibility of halting and reversing disease by driving a rapid, deep, consistent and potentially lifelong reduction in TTR protein after a one-time treatment. Intellia leads the development and commercialization of nex-z in collaboration with Regeneron Pharmaceuticals, Inc. (Regeneron).

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Intellia has made significant progress advancing enrollment in its MAGNITUDE Phase 3 clinical trial in ATTR amyloidosis with cardiomyopathy (ATTR-CM).
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During the third quarter, the company completed enrollment in its MAGNITUDE-2 Phase 3 clinical trial in hereditary ATTR amyloidosis with polyneuropathy (ATTRv-PN), exceeding its targeted randomization of 60 patients.
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During the third quarter, Intellia began providing investigators with human leukocyte antigen (HLA) genotyping results for patients enrolled or entering screening in the ongoing nex-z Phase 3 trials.

Other Recent Updates

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In September, Intellia entered into a non-dilutive senior secured term loan facility with OrbiMed, a leading global healthcare investment firm, for up to $400 million. The transaction provides Intellia with greater financial and operational flexibility as it advances toward several key milestones, including the planned U.S. approval and commercial launch of lonvo-z in HAE.
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In October, the company announced the appointment of Jing L. Marantz, M.D., Ph.D., as Executive Vice President and Chief Medical Officer. Dr. Marantz is an accomplished drug development leader with more than 25 years of experience in the biopharmaceutical industry that includes the successful advancement of several now-approved rare disease therapies. In this role, she is leading the company’s translational, development, regulatory and medical affairs functions.

Upcoming Events

The company will participate in the following upcoming events:

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November 6-9 – American Heart Association Scientific Sessions in Chicago, IL
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November 12 – Intellia investor webcast regarding lonvo-z in HAE
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November 12-16 – American College of Allergy, Asthma & Immunology 2026 Annual Scientific Meeting in Phoenix, AZ

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November 15-18 – International Symposium on Amyloidosis in Montevideo, Uruguay
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November 17 – Jefferies London Healthcare Conference in London, England
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December 7-9 – 23rd Global Cardiovascular Clinical Trialists Forum in Washington, D.C.

Third Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents and marketable securities were $614.8 million as of September 30, 2026, compared to $605.1 million as of December 31, 2025. The company’s existing cash resources are expected to fund its operations at least into 2028 and well beyond lonvo-z’s anticipated U.S. approval and commercial launch in HAE in the first quarter of 2027. This guidance excludes all potential commercial revenues from lonvo-z and potential future funding from the company’s term loan facility.
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Collaboration Revenue: Collaboration revenue was $7.2 million for the third quarter of 2026, compared to $13.8 million for the third quarter of 2025. The decrease is primarily due to a reduction in revenue from Regeneron.
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R&D Expenses: Research and development (R&D) expenses were $83.3 million for the third quarter of 2026, compared to $94.7 million for the third quarter of 2025. The decrease was primarily driven by lower external costs related to lonvo-z, lower stock-based compensation and lower research materials and contracted services costs, partially offset by higher headcount-related expenses. Stock-based compensation expense included in R&D expenses was $7.4 million for the third quarter of 2026.
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G&A Expenses: General and administrative (G&A) expenses were $46.1 million for the third quarter of 2026, compared to $30.5 million for the third quarter of 2025. The increase was primarily driven by consulting costs associated with the continued buildout of the company’s commercial infrastructure and higher legal, facility-related and compensation expenses. Stock-based compensation expense included in G&A expenses was $7.0 million for the third quarter of 2026.
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Net Loss: Net loss was $127.5 million for the third quarter of 2026, compared to $101.3 million for the third quarter of 2025. Net loss for the third quarters of 2026 and 2025 included an unrealized loss of $10.4 million and an unrealized gain of $3.4 million, respectively, due to changes in the fair value of investments.

About Intellia Therapeutics

Intellia Therapeutics, Inc. (Nasdaq: NTLA) is a leading biopharmaceutical company focused on revolutionizing medicine leveraging CRISPR gene editing and other core technologies. The company’s mission is to transform the lives of people with severe diseases by developing and commercializing potentially curative treatments. With deep scientific, technical and clinical development experience, Intellia aims to reset the standard for medicine by durably treating the root causes of disease. Learn more at intelliatx.com and follow us @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These

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forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations concerning: the success and advancement of its clinical programs for lonvoguran ziclumeran or “lonvo-z” (previously referred to as NTLA-2002) for the treatment of hereditary angioedema (“HAE”) and nexiguran ziclumeran or “nex-z” (previously referred to as NTLA-2001) for transthyretin (“ATTR”) amyloidosis, including its expectations regarding the review and potential approval by the U.S. Food and Drug Administration its biologics license application (“BLA”) for lonvo-z, its expectations regarding the planned U.S. launch of lonvo-z in the first quarter of 2027, including its ability to complete lonvo-z commercial readiness efforts in advance of the Prescription Drug User Fee Act date of March 10, 2027, and its belief that lonvo-z could transform the HAE treatment paradigm while also delivering significant value to patients, physicians, payers and the overall healthcare system; the potential of lonvo-z to inactivate the KLKB1 gene to permanently lower kallikrein and bradykinin levels and to eliminate HAE attacks and the need for lifelong treatment; the potential of nex-z to inactivate the TTR gene and to halt and reverse disease by driving a rapid, deep, consistent and potentially lifelong reduction in TTR protein after a one-time treatment and to deliver clinically meaningful outcomes for patients; its ability to optimize the impact of its collaborations on its development programs, including, but not limited to, its collaboration with Regeneron Pharmaceuticals, Inc. (“Regeneron”) and their co-development program for ATTR amyloidosis; and its growth as a company and expectations regarding its uses of capital, expenses, future accumulated deficit and financial results, including its expectations regarding its non-dilutive senior secured term loan facility with OrbiMed providing greater financial and operational flexibility and its ability to fund operations at least into 2028 and well beyond lonvo-z’s anticipated U.S. approval and commercial launch in HAE in the first quarter of 2027.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the conduct of clinical studies and other development and commercialization requirements for its product candidates, including lonvo-z and nex-z, including risks related to the ability to develop and successfully commercialize lonvo-z, nex-z or any of Intellia’s product candidates; risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its contract manufacturers, collaborators, licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation and conduct of preclinical and clinical studies and other development requirements for its product candidates, including uncertainties related to regulatory approvals to conduct clinical trials; risks related to the results of nonclinical studies or clinical studies not being predictive of future results in connection with future studies; the risk that clinical study results will not be positive; risks related to the potential delay of planned clinical trials due to regulatory feedback or other developments; and risks related to Intellia’s collaborations with Regeneron, or its other collaborations not continuing or not being successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange

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Commission, including its recent quarterly report on Form 10-Q. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

INTELLIA THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Collaboration revenue	$7,163	$13,782	$29,870	$44,654
Operating expenses:
Research and development	83,346	94,747	246,678	300,209
General and administrative	46,142	30,512	118,809	86,725
Total operating expenses	129,488	125,259	365,487	386,934
Operating loss	(122,325)	(111,477)	(335,617)	(342,280)
Other (expense) income, net:
Interest income and other, net	5,837	6,714	16,839	22,719
Interest expense	(611)	-	(611)	-
Change in fair value of investments, net	(10,386)	3,439	(10,961)	2,653
Total other (expense) income, net	(5,160)	10,153	5,267	25,372
Net loss	$(127,485)	$(101,324)	$(330,350)	$(316,908)
Net loss per share, basic and diluted	$(0.91)	$(0.92)	$(2.53)	$(2.99)
Weighted average shares outstanding, basic and diluted	140,186	110,188	130,802	105,841

INTELLIA THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
(Amounts in thousands)

	September 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$614,807	$605,134
Total assets	902,560	842,127
Total liabilities	289,471	170,733
Total stockholders’ equity	613,089	671,394

Investor Contact:

Jason Fredette

Vice President, Investor Relations and Corporate Communications

Intellia Therapeutics, Inc.

jason.fredette@intelliatx.com

Media Contact:

Mike Tattory

Vice President

LifeSci Communications

mtattory@lifescicomms.com

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